Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Shareholders of
Ogden Corporation:

We consent to the incorporation by reference in Registration Statement Nos. 33-36658, 33- 38487, 33-36657, 33-17558, 33-54143 of Ogden Corporation on Forms
S-8 of our reports dated February 10, 1997 (which express an unqualified opinion and include an explanatory paragraph relating to the adoption of Statements of Financial Accounting Standards Nos. 112 and 121) appearing or incorporated by reference in this Annual Report on Form 10-K of Ogden Corporation for the year ended December 31, 1996.


Deloitte & Touche LLP
New York, New York
March 24, 1997